Beckstead and Watts, LLP
Certified Public Accountants

                                    3340 Wynn Road, Suite C
                                        Las Vegas, NV 89102
                                               702.257.1984
                                           702.362.0540 fax

To Whom It May Concern:

We   have   issued  our  report  dated  October  24,  2002,
accompanying   the  consolidated  financial  statements  of
Quality Exchange, Inc. and its subsidiary on Form SB-2 for the period of June 3, 1998 (inception date) through September 30, 2002. We hereby consent to the incorporation by reference of said report on the Quarterly Report of Quality Exchange, Inc. on Form SB-2 (File No. 333-86498).

Signed,

/s/Beckstead and Watts LLP

November 27, 2002